Exhibit 15.1

Our ref:             VSL/660874-000001/19266199v1

Tel no.:             +852 3690 7513

Email:               vivian.lee@maples.com

Xunlei Limited

7/F Block 11, Shenzhen Software Park

Ke Ji Zhong 2nd Road, Nanshan District

Shenzhen, 518057

The People’s Republic of China

26 April 2021

Dear Sirs

Xunlei Limited

We have acted as legal advisers as to the laws of the Cayman Islands to Xunlei Limited, an exempted company incorporated with limited liability in the Cayman Islands (the "Company"), in connection with the filing by the Company with the United States Securities and Exchange Commission (the "SEC") of an annual report on Form 20-F for the year ended 31 December 2020 ("Form 20-F").

We hereby consent to the reference of our name under the heading "Item 10. Additional Information – E. Taxation – Cayman Islands Taxation" in the Form 20-F.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully

/s/ Maples and Calder (Hong Kong) LLP

Maples and Calder (Hong Kong) LLP